Exhibit 99.1

Martin Midstream Partners L.P. Announces Executive Leadership Changes

Robert D. Bondurant Appointed to President and Chief Executive Officer effective January 1, 2021
Sharon Taylor Appointed to Vice President and Chief Financial Officer effective January 1, 2021
Ruben Martin to remain as Chairman of the Board

KILGORE, Texas, Oct. 22, 2020 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today that Robert D. Bondurant (“Bob”) has been appointed President and Chief Executive Officer effective January 1, 2021. The Partnership’s founder, Ruben Martin has decided to retire as President and Chief Executive Officer of the Partnership on December 31, 2020, but will remain as Chairman of the Board of the Partnership’s general partner and will continue to be actively involved in business development for the Partnership.

The Partnership was formed in 2002 by Martin Resource Management Corporation (“MRMC”), a privately-held company that was founded by R.S. Martin, Ruben Martin’s father. Mr. Martin has served as President, Chief Executive Officer and a member of the Board of Directors of the Partnership’s general partner since that time. Mr. Martin will continue as President of MRMC, a position he has held since 1981.

Mr. Bondurant joined MRMC in 1983 and subsequently was appointed Executive Vice President and Chief Financial Officer of the Partnership in June 2002. He became a member of its Board of Directors in 2014.

Director Scott Massey said, “On behalf of the Board of Directors, we want to thank Ruben for his leadership and direction through the years. We wish him the best as he moves out of the day to day management of the Partnership, and into retirement to focus on family, community and charitable activities. The appointment of Bob as his successor shows the support the Board has in Bob’s vision for the Partnership’s future, the acknowledgement of his contributions through the years and the confidence in his leadership.”

Additionally, the Partnership announced today that Sharon Taylor has been appointed as Vice President and Chief Financial Officer effective January 1, 2021. Ms. Taylor joined the Partnership in 2005 and most recently served as its Director of Finance and Head of Investor Relations.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution, and transportation services.

Forward-Looking Statements

Statements about the Partnership’s outlook, the proposed management changes and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial and operational estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

The information in the Partnership’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings the Partnership makes with the SEC.

Additional information concerning the Partnership is available on the Partnership’s website at www.MMLP.com or by contacting:

Sharon Taylor – Head of Investor Relations
(877) 256-6644